Exhibit 23.2

                        INDEPENDENT AUDITORS'CONSENT


            We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports each dated 21 March 1997 (relating to the financial statements of Elcom International Limited and AMA (UK) Limited), appearing in the Annual Report on Form 10-K of Elcom International, Inc. for the year ended 31 December 1996.




                                          /s/ DELOITTE & TOUCHE


DELOITTE & TOUCHE
Chartered Accountants
London, England
21 August 1997